September 24, 2002

Press Release
Contact:
John C. Stoddart Shareholder Relations Officer 484-881-4141 john.stoddart@fnbchestercounty.com
First National Bank of Chester County Announces New Senior Vice President of Commercial Lending
(September 24, 2002) First Chester County Corporation (OTC:FCEC), Parent company of First National Bank of Chester County ("the Bank") is pleased to announce that Ms. Michelle E. Venema, is joining the First National Bank as Senior Vice President and Head of the Commercial Lending Department. Ms. Venema has responsibility for the management and growth of the Commercial Loan portfolio for First National Bank of Chester County. Ms. Venema brings with her 19 years of Chester County banking experience.